UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 21, 2011

Neah Power Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington 98021
(Address of Principal Executive Offices)

(425) 424-3324

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Amended Lease and Settlement Agreement

On November 11, 2011 and effective as of November 1, 2011, Neah Power Systems, Inc. (“we” or the “Company”) entered into a 4th Lease Amendment Agreement (the “Amended Agreement”) with our landlord, Teachers Insurance & Annuity Association of America (the “Landlord”). Pursuant to the Amended Agreement, we extended the term of the lease on our current facility and settled with the Landlord for past balances due.

Under the terms of the Amended Agreement, the Landlord agreed to extend the term of the lease on the following terms:

●            our monthly rent will be $9,500, plus operating costs, commencing November 1, 2011;
●             we paid the Landlord $12,705 to increase our total deposit security to $23,298; and
●             the lease term is extended for two years, to expire on October 31, 2013.

In addition, pursuant to the Amended Agreement, we reached resolution with the Landlord on our past due obligations under the lease through October 31, 2011, on the following terms:

●

we mutually agreed to cap the total past due obligations at $350,000 (estimated total in excess of $380,000), and the Landlord released us from the obligation to pay all past due balances in excess of $195,000;

●

we agreed to a payment schedule for the remaining $195,000, as follows:  (i) we paid $35,000 to the Landlord following execution of the Amended Agreement, and (ii) the $160,000 balance is to be paid in monthly payments of $6,667 for 24 months commencing December 2011; and

●

we can prepay the balance at any time without penalty.

Under terms of the agreement, the Landlord has executed and filed with the Snohomish County, WA full satisfaction of the prior outstanding judgments entered in favor of the Landlord dated December 4, 2009 and October 1, 2010.

To secure performance of our obligations under the lease and payment of the remaining past due balance, we executed a “Confession of Judgment, Order and Writ of Restitution” (the “Order”) in favor of the Landlord in the amount of $350,000.  This Order is to be held by the Landlord and may be filed with the Court to be enforced in the event we default under the lease.  Once we pay in full the remaining $160,000 of the past due balance, the Order will be cancelled and delivered back to us.

The summary description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement that is attached as an Exhibit to this current report on Form 8-K and incorporated herein by reference. In addition, we have included as an Exhibit to this current report on Form 8-K the form of the Order to be held by the Landlord under the Amended Agreement.

Sale of Series B Preferred Stock

                On October 21, 2011, we entered into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Sierra Trading Corp. (the “Purchaser”). Pursuant to the Purchase Agreement, we sold and issued to the Purchaser 142,200 shares of our Series B Preferred Stock (the “Series B Preferred Stock”) in exchange for $142,200 or $1.00 per share.  In July 2011, we previously sold 322,904 shares of Series B Preferred Stock on the same terms.  The Purchase Agreement was the same form of purchase agreement as we used in July 2011, a copy of which was filed as an exhibit to our quarterly report on Form 10-Q filed with the SEC on July 27, 2011. As of the date of this Current Report, there are a total of 465,104 shares of Series B Preferred Stock issued and outstanding.

The rights, preferences and privileges of the Series B Preferred Stock are summarized in Item 5.03 as filed in Form 8-K filed with Securities Exchange Commission on July 15, 2011 and which is incorporated by reference into this Item 1.01.

Item 9.01                Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	4th Lease Amendment Agreement dated effective November 1, 2011
10.2	Form of Confession of Judgment, Order and Writ of Restitution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ Stephen M. Wilson
Stephen M. Wilson
Chief Financial Officer

Date:  November 18, 2011